      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2001
                                                      REGISTRATION NO. 333-96423
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                               REALNETWORKS, INC.
             (Exact name of registrant as specified in its charter)

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
          WASHINGTON                                       91-1628146
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                              Number)
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                         2601 ELLIOTT AVENUE, SUITE 1000
                            SEATTLE, WASHINGTON 98121
                                 (206) 674-2700
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   PAUL BIALEK
                 SENIOR VICE PRESIDENT - FINANCE AND OPERATIONS,
                      CHIEF FINANCIAL OFFICER AND TREASURER
                               REALNETWORKS, INC.
                         2601 ELLIOTT AVENUE, SUITE 1000
                            SEATTLE, WASHINGTON 98121
                                 (206) 674-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -------------
                 COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:
                           PATRICK J. SCHULTHEIS, ESQ.
                           CHRISTIAN E. MONTEGUT, ESQ.
           WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION
                               5300 CARILLON POINT
                             KIRKLAND, WA 98033-7356

        Approximate date of commencement of proposed sale to the public:
     THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK
          THAT REMAIN UNSOLD HEREUNDER AS OF THE EFFECTIVE DATE HEREOF

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ____________________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

                          DEREGISTRATION OF SECURITIES

       On February 8, 2000, RealNetworks, Inc. filed a registration statement on Form S-3 (No. 333-96423) (the "Form S-3") which registered 1,449,279 shares of its common stock for resale from time to time. The Form S-3 was declared effective by the Commission on February 14, 2000.

       The Registration Statement was filed in order to register shares of the RealNetworks' common stock issued to the former shareholders of NetZip, Inc., which was acquired by RealNetworks on January 25, 2000. Based on the records of RealNetworks' transfer agent, the selling shareholders resold 981,087 of the 1,449,279 shares registered under the Registration Statement.

       In accordance with the undertaking contained in the registration statement pursuant to item 512(a)(3) of Regulation S-K, RealNetworks respectfully requests that the Commission remove from registration a total of 468,192 shares which remain unsold under the Registration Statement. RealNetworks is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between the Company and the former shareholders of NetZip, Inc. expired on February 14, 2001.

       Accordingly, RealNetworks hereby de-registers 468,192 shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on June 1, 2001.

                                        REALNETWORKS, INC.


                                        By:  /s/ Paul Bialek
                                           -------------------------------------
                                           Paul Bialek
                                           Senior Vice President - Finance and
                                           Operations, Chief Financial Officer
                                           and Treasurer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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
           SIGNATURE                                         TITLE                                  DATE
           ---------                                         -----                                  ----
         *Robert Glaser                 Chief Executive Officer and Chairman of the Board       June 1, 2001
---------------------------------       (Principal Executive Officer)
         Robert Glaser

       /s/ Paul Bialek
---------------------------------       Senior Vice President - Finance and Operations,         June 1, 2001
          Paul Bialek                   Chief Financial Officer and Treasurer
                                        (Principal Financial and Accounting Officer)

        *Edward Bleier                                      Director                            June 1, 2001
---------------------------------
         Edward Bleier

        *James W. Breyer                                    Director                            June 1, 2001
---------------------------------
         James W. Breyer

        *Bruce Jacobsen                                     Director                            June 1, 2001
---------------------------------
         Bruce Jacobsen

        *Mitchell Kapor                                     Director                            June 1, 2001
---------------------------------
         Mitchell Kapor

*By: /s/ Paul Bialek                                                                            June 1, 2001
    -----------------------------
          Paul Bialek
        Attorney-in-Fact
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